As filed with the Securities and Exchange Commission on November 12, 2024

Registration No. 333-282959

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Onconetix, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	83-2262816
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

201 E. Fifth Street, Suite 1900
Cincinnati, Ohio 45202
Telephone: (513) 620-4101
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Karina M. Fedasz
Interim Chief Financial Officer
201 E. Fifth Street, Suite 1900
Cincinnati, Ohio 45202
Telephone: (513) 620-4101
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

with copies to:

Barry I. Grossman, Esq.
Jessica Yuan, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Phone: (212) 370-1300
Fax: (212) 370-7889

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Onconetix, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-282959) (the “Registration Statement”) as an exhibit-only filing to file Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16(a) of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

		Incorporated by Reference
Exhibit No.	Description	Form	Exhibit	Filing Date
2.1*	Share Exchange Agreement, dated December 15, 2023, by and among the Company, Proteomedix, Thomas Meier and the Sellers.	8-K	2.1	December 21, 2023
3.1*	Amended and Restated Certificate of Incorporation filed with Delaware Secretary of State on February 23, 2022.	8-K	3.1	February 24. 2022
3.2*	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation	8-K	3.1	April 24, 2023
3.3*	Certificate of Amendment to the Company’s Second Amended and Restated Certificate of Incorporation.	8-K	3.1	December 21, 2023
3.4*	Fourth Amended and Restated Bylaws of the Company.	8-K	3.2	December 21, 2023
3.5*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Onconetix, Inc., dated September 24, 2024.	8-K	3.1	September 20, 2024
3.6*	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, as amended, of Onconetix, Inc., dated September 24, 2024.	8-K	3.1	September 24, 2024
4.1*	Specimen Common Stock Certificate.	S-1	4.1	October 8, 2021
4.2*	Description of Registered Securities.	10-K	4.2	April 11, 2024
4.3*	Certificate of Designation of Series A Preferred Stock.	8-K	3.1	October 3, 2023
4.4*	Certificate of Designation of Series B Convertible Preferred Stock.	8-K	4.1	December 21, 2023
4.5*	Form of Inducement PIO.	8-K	4.1	August 3, 2023
4.6*	Form of Inducement PIO.	8-K	4.1	July 11, 2024
4.7*	Form of Altos Warrants.	8-K	4.1	September 24, 2024
4.8*	Form of Warrant.	8-K	4.1	October 3, 2024
4.9*	Certification of Designation of Series C Preferred Stock.	8-K	3.1	October 3, 2024
5.1**	Opinion of Ellenoff Grossman & Schole LLP as to the legality of the securities being registered.
10.1*	2019 Equity Incentive Plan.	S-1	10.1	October 8, 2021
10.2*	2022 Equity Incentive Plan.	S-1/A	10.2	November 29, 2021
10.3*	2019 Equity Incentive Plan Form of Stock Option Grant Agreement.	S-1	10.3	October 8, 2021
10.4*	2022 Equity Incentive Plan Form of Incentive Stock Option Agreement (Employee).	S-1/A	10.4	January 6, 2022
10.5*	2022 Equity Incentive Plan Form of Nonstatutory Stock Option Agreement (Consultant).	S-1/A	10.5	January 6, 2022
10.6*	2022 Equity Incentive Plan Form of Nonstatutory Stock Option Agreement (Non-Employee Director).	S-1/A	10.6	January 6, 2022
10.7*	2022 Equity Incentive Plan Form of Nonstatutory Stock Option Agreement (Employee).	S-1/A	10.7	January 6, 2022
10.8*	Lease Agreement, dated as of April 29, 2021, between the Registrant and Regus Management Group, LLC.	S-1	10.11	October 8, 2021
10.9*	Master Services Agreement between the Registrant and Ology Bioservices, Inc., effective as of July 19, 2019.	S-1	10.12	October 8, 2021

10.10*	Project Addendum 1 to Master Services Agreement between the Registrant and Ology Bioservices, Inc., effective as of October 9, 2019.	S-1	10.13	October 8, 2021
10.11*	Letter Agreement between the Registrant and Ology Bioservices, Inc., dated as of January 9, 2020.	S-1	10.14	October 8, 2021
10.12*	Project Addendum II to Master Services Agreement between the Registrant and Ology Bioservices, Inc., effective as of May 21, 2021	S-1	10.15	October 8, 2021
10.13*	Form of Employment Agreement with Joseph Hernandez	S-1	10.16	October 8, 2021
10.14*	Form of Employment Agreement with Erin Henderson	S-1	10.17	October 8, 2021
10.15*	Form of Employment Agreement with Jon Garfield.	S-1	10.18	October 8, 2021
10.16*	Form of Employment Agreement with Neil Campbell.	8-K	10.1	October 10, 2023
10.17*	Form of Employment Agreement with Bruce Harmon.	8-K	10.2	October 10, 2023
10.18*	Form of Employment Agreement with Ralph Schiess.	10-K	10.21	April 11, 2024
10.19*	Amendment to Employment Agreement, dated October 15, 2020, by and between Proteomedix and Ralph Schiess.	10-K	10.22	April 11, 2024
10.20*	Amendment to Employment Agreement by and between Proteomedix and Ralph Schiess.	10-K	10.23	April 11, 2024
10.21*	Form of Employment Agreement with Christian Brühlmann.	10-K	10.24	April 11, 2024
10.22*	Amendment to Employment Agreement, dated October 16, 2020, by and between Proteomedix and Christian Brühlmann.	10-K	10.25	April 11, 2024
10.23*	Amendment to Employment Agreement by and between Proteomedix and Christian Brühlmann.	10-K	10.26	April 11, 2024
10.24*	General Release of Claims, dated October 5, 2023, by and between Jon Garfield and the Company.	8-K	99.1	October 10, 2023
10.25*	Release, dated January 10, 2024, by and between the Company and Dr. Neil Campbell.	8-K	99.1	January 12, 2024
10.26*	Form of Indemnification Agreement for Directors and Officers.	8-K	10.3	October 10, 2023
10.27*	Form of Securities Purchase Agreement, dated as of April 13, 2022, by and among the Company and the Purchasers.	8-K	10.1	April 19, 2022
10.28*	Form of Registration Rights Agreement, dated as of April 13, 2022, by and among the Company and the Purchasers.	8-K	10.2	April 19, 2022
10.29*	Form of Securities Purchase Agreement, dated as of August 9, 2022, by and among the Company and the Purchasers.	8-K	10.1	August 11, 2022
10.30*	Form of Registration Rights Agreement, dated as of August 9, 2022, by and among the Company and the Purchasers.	8-K	10.2	August 11, 2022
10.31*	Settlement Agreement and Release, dated October 9, 2022, by and between the Registrant and Boustead Securities, LLC.	10-Q	10.3	November 14, 2022
10.32*	Amendment No. 1 to Project Addendum 2 to Master Services Agreement, dated as of April 20, 2022, by and between the Registrant and Ology Bioservices, Inc.	10-Q	10.1	May 13, 2022

10.33*	Amendment #1 to Exclusive License Agreement, dated as of May 11, 2022, by and between the Registrant and St. Jude Children’s Research Hospital, Inc.	10-Q	10.2	May 13, 2022
10.34*	Patent & Technology License Agreement, dated November 18, 2022, between the Company and the University of Texas Health Science Center at San Antonio.	10-Q	10.1	May 12, 2023
10.35*	Co-Development Agreement, dated February 1, 2023, between the Company and AbVacc, Inc.	10-Q	10.2	May 12, 2023
10.36*	At-the-Market Offering Agreement, dated March 29, 2023, between the Company and H.C. Wainwright & Co., LLC.	8-K	1.1	March 29, 2023
10.37*	Asset Purchase Agreement, dated April 19, 2023, between the Company and Veru Inc.	8-K	10.1	April 20, 2023
10.38*	Amendment to Asset Purchase Agreement, dated September 29, 2023, between the Company and Veru Inc.	8-K	10.1	October 3, 2023
10.39*	Form of Non-Competition and Non-Solicitation Agreement, dated April 19, 2023.	8-K	10.1	April 20, 2023
10.40*	Asset Purchase Agreement, dated June 13, 2023, by and among WraSer, Xspire, and the Company.	8-K	10.1	June 14, 2023
10.41*	Management Services Agreement, dated June 13, 2023, by and among WraSer, Xspire and the Company.	8-K	10.2	June 14, 2023
10.42*	Form of Amendment, dated October 5, 2023, to Asset Purchase Agreement, dated June 13, 2023, by and among WraSer, Xspire, Legacy-Xspire Holdings, LLC, and the Company.	10-Q	10.14	October 20, 2023
10.43*	Exclusive Distribution Agreement, dated September 20, 2023, between the Company and Cardinal Health 105, LLC.	10-Q	10.6	November 17, 2023
10.44*	Form of Lock-Up Agreement, dated December 15, 2023, by and among the Company and certain stockholders of Proteomedix.	8-K	10.1	December 21, 2023
10.45*	Form of Non-Competition and Non-Solicitation Agreement, dated December 15, 2023, by and among the Company and certain stockholders of Proteomedix.	8-K	10.2	December 21, 2023
10.46*	Form of Stockholder Support Agreement, dated December 15, 2023, by and among the Company, Proteomedix, and certain stockholders of Proteomedix	8-K	10.3	December 21, 2023
10.47*	Form of Subscription Agreement, dated December 15, 2023, by and among the Company, Proteomedix, and the PMX Investor.	8-K	10.4	December 21, 2023
10.48*	Separation Agreement, dated January 17, 2024, between the Company and Erin Henderson.	8-K	10.1	January 19, 2024
10.49*	Consulting Agreement, dated January 17, 2024, between the Company and The Aetos Group.	8-K	10.2	January 19, 2024
10.50*	Debenture, dated January 23, 2024 issued to the PMX Investor	8-K	10.1	January 29, 2024
10.51*	Consulting Agreement, dated January 4, 2024, by and between the Company and Thomas Meier.	8-K	10.1	February 12, 2024

10.52*	License Agreement, dated March 27, 2023, between Proteomedix and Laboratory Corporation of America Holdings.	10-K	10.55	April 11, 2024
10.53*	Form of Inducement Letter	8-K	10.1	August 1, 2023
10.54*	Form of Letter Agreement.	8-K	10.1	August 3, 2023
10.55*	Amendment to Debenture, dated April 24, 2024, issued to the PMX Investor.	8-K	10.2	April 26, 2024
10.56*	Forbearance Agreement, dated April 24, 2024, by and between the Company and Veru Inc.	8-K	10.1	April 26, 2024
10.57*	Master Research Services Agreement, dated October 1, 2022, by and between Proteomedix AG and Immunovia, AB	S-1/A	10.60	June 25, 2024
10.58*	Collaboration Agreement, dated July 19, 2021, by and between Proteomedix AG and New Horizon Health Limited	S-1/A	10.61	June 25, 2024
10.59*	Amendment No. 1, dated June 26, 2023, to Collaboration Agreement, dated July 19, 2021, by and between Proteomedix AG and New Horizon Health Limited	S-1/A	10.62	June 25, 2024
10.60*	Release Agreement, dated June 10, 2024, between the Company and Bruce Harmon.	8-K	99.1	June 13, 2024
10.61*	Consulting Agreement, dated June 10, 2024, between the Company and Karina Fedasz.	8-K/A	10.1	June 14, 2024
10.62*	Form of Inducement Letter	8-K	10.1	July 11, 2024
10.63*	Amended and Restated Forbearance Agreement between the Company and Veru, dated September 19, 2024	8-K	10.1	September 20, 2024
10.64*	Form of Securities Purchase Agreement dated October 2, 2024 relating to the sale of the Series C Preferred Stock and Warrants	8-K	10.1	October 3, 2024
10.65*	Form of Registration Rights Agreement dated as of October 2, 2024 relating to the resale of the shares of Common Stock underlying the Series C Preferred Stock and Warrants	8-K	10.2	October 3, 2024
10.66*	Form of ELOC Purchase Agreement dated October 2, 2024	8-K	10.3	October 3, 2024
10.67*	Form of ELOC Registration Rights Agreement dated October 2, 2024	8-K	10.4	October 3, 2024
16*	Letter from EisnerAmper LLP, dated October 21, 2024.	8-K	6.1	October 21, 2024
21*	List of Subsidiaries.	10-K	21	April 11, 2024
23.1*	Consent of CBIZ CPAs P.C.	S-1	23.1	November 1, 2024
23.2*	Consent of EisnerAmper LLP.	S-1	23.2	November 1, 2024
23.3*	Consent of BDO AG.	S-1	23.3	November 1, 2024
23.4**	Consent of Ellenoff Grossman & Schole (included as part of Exhibit 5.1 hereto).
24*	Power of Attorney	S-1		November 1, 2024
107	Filing Fee Table.
101.INS*	XBRL Instance Document.		101.INS*
101.SCH*	XBRL Taxonomy Schema Linkbase Document.		101.SCH*
101.CAL*	XBRL Taxonomy Calculation Linkbase Document.		101.CAL*
101.DEF*	XBRL Taxonomy Definition Linkbase Document.		101.DEF*
101.LAB*	XBRL Taxonomy Labels Linkbase Document.		101.LAB*
101.PRE*	XBRL Taxonomy Presentation Linkbase Document.		101.PRE*
104*	Cover Page Interactive Data File (Embedded as Inline XBRL document and contained in Exhibit 101).		104*

*	Previously filed

**	Filed herewith

†	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Company agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

#	Certain portions of this exhibit (indicated by “[*]” have been omitted pursuant to Item 601(b)(10)(iv) of Regulation S-K as we have determined they (1) are not material and (2) are the type that the Company treats as private or confidential. The Registrant hereby agrees to furnish a copy of any omitted portion to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, Ohio, on November 12, 2024.

ONCONETIX, INC.

By:	/s/ Karina M. Fedasz
Name:	Karina M. Fedasz
Title:	Interim Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Interim Chief Executive Officer	November 12, 2024
Ralph Schiess	(Principal Executive Officer)

/s/ Karina M. Fedasz	Interim Chief Financial Officer	November 12, 2024
Karina M. Fedasz	(Principal Financial and Accounting Officer)

*	Chairman of the Board and Director	November 12, 2024
James Sapirstein

*	Director	November 12, 2024
Thomas Meier

*	Director	November 12, 2024
Timothy Ramdeen

*	Director	November 12, 2024
Ajit Singh

*	Director	November 12, 2024
Simon Tarsh

Pursuant to Power of Attorney

By:	/s/ Karina M. Fedasz
Karina M. Fedasz
Attorney-in-Fact